                                                                    EXHIBIT 23.4


     As independent public accountants, we hereby consent to the use of our report dated November 20, 1998, on the consolidated financial statements for the years ended December 31, 1995, 1996 and 1997, of S-Sixteen Holding Company and Subsidiaries, included or made a part of this Registration Statement of Remington Oil and Gas Corporation (formerly Box Energy Corporation), on Form S-4, and to all references to our firm included in this document.


                                            ARTHUR ANDERSEN LLP

Dallas, Texas

November 25, 1998